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                                   EXHIBIT 5.1

                                                               February 20, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE: AMENDED AND RESTATED VITALINK PHARMACY SERVICES, INC. 1996 LONG-TERM INCENTIVE PLAN POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         I am Senior Vice President, Secretary and General Counsel of Vitalink Pharmacy Services, Inc. (the "Company") and have acted for the Company in connection with the preparation of the Company's Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement covers an additional 1,000,000 shares of the Company's Common Stock, $.01 par value, offered under the Amended and Restated Vitalink Pharmacy Services, Inc. 1996 Long-Term Incentive Plan (the "Plan").

         In connection with the rendering of the opinion set forth below, I have reviewed the records of the Company, the minutes of the meetings of the stockholders and directors of the Company and such other records and documents as was necessary in my judgment to so render the following opinion:

         Based on the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated and existing under the laws of the State of Delaware; and

         2. The shares of Common Stock of the Company available for issuance under the Plan, when issued and delivered pursuant to the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

         I hereby consent to the filing of a copy of this opinion with the Commission as an Exhibit to the Registration Statement referred to above.

                                            Very truly yours,


                                            /s/ Robert W. Horner, III
                                            ---------------------------
                                            Robert W. Horner, III
                                            Senior Vice President, Secretary
                                            and General Counsel


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